                                                                   Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Nassda Corporation:


   We consent to the use in this Amendment No. 4 to Registration Statement No. 333-68934 of Nassda Corporation on Form S-1 of our report dated October 8, 2001, appearing in the Prospectus, which is a part of this Registration Statement and of our report dated October 8, 2001 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

San Jose, California

December 10, 2001